STOCK PURCHASE AGREEMENT

         AGREEMENT dated as of the 18th day of August, 2006 (this "Agreement"), by and between _________________________, with an address at _________________________ ("Investor"), and Magnitude Information Systems, Inc., a Delaware corporation with an address at 401 Route 24, Chester, NJ 07930 ("Magnitude").

                                   WITNESSETH:

     WHEREAS, Magnitude desires to sell and Investor desires to purchase (i) twelve million five hundred thousand (12,500,000) shares (the "Shares") of common stock, par value $.0001 ("Common Stock") of Magnitude, and (ii) warrants (the "Warrants") to purchase an additional six million two hundred fifty thousand (6,250,000) shares of Magnitude's Common Stock (the "Warrant Shares") pursuant to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged,

         IT IS AGREED:

1. Recitals. The parties hereby adopt as part of this Agreement each of the recitals which is set forth above in the WHEREAS clauses, and agree that such recitals shall be binding upon the parties hereto by way of contract and not merely by way of recital or inducement and such WHEREAS clauses are hereby confirmed and ratified as being accurate by each party as to itself.

2. Securities.

         Simultaneously with the execution of this Agreement, Magnitude shall issue and deliver the Shares to Investor. On February 18, 2007, Magnitude shall issue to Investor the Warrants in the form annexed hereto and made a part hereof as Exhibit "A". If the Investor has not received the Warrants on or prior to March 5, 2007, Magnitude agrees to increase the number of shares of Common Stock which may be purchased pursuant to the exercise of the Warrants by one (1%) percent for each business day that said issuance and delivery is delayed.

3. Purchase Price.

         The total aggregate purchase price for the Shares and the Warrants (the "Purchase Price") shall be two hundred fifty thousand ($250,000.00) dollars.

4. Magnitude's Representations, Warranties and Covenants. Magnitude represents, warrants and covenants that:

      A. Corporate Status. Magnitude is a corporation duly organized, validly existing and in good standing pursuant to the laws of the State of Delaware, with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into this Agreement and to consummate the transactions set forth in this Agreement.

      B. Authority. Magnitude has the full right, power and legal capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of Magnitude, enforceable in accordance with its terms and conditions. The execution and delivery of this Agreement by Magnitude and the consummation by it of the transactions contemplated hereby have been duly approved and authorized by all necessary action of the Board of Directors of Magnitude, and no further authorization shall be necessary on the part of Magnitude for the performance and consummation by Magnitude of the transactions contemplated hereby. The execution, delivery and performance of this Agreement in accordance with its terms does not and shall not require approval, consent or authorization of any third party, including any governmental agency or authority or any political subdivision thereof.

      C. Compliance with the Law and Other Instruments. The business and operations of Magnitude have been and are being conducted in accordance with all applicable laws, rules, and regulations of all authorities which affect Magnitude or its properties, assets, businesses or prospects. The performance of this Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of Magnitude or cause an acceleration under any arrangement, agreement or other instrument to which Magnitude is a party or by which any of its assets are bound. In addition, the performance of this Agreement shall not trigger additional rights in any third parties, including, but not limited to, any anti-dilution rights in Magnitude. Magnitude has performed all of its obligations which are required to be performed by it pursuant to the terms of any such agreement, contract, or commitment.

      D. No Approval. No approval of any third party including, but not limited to, any governmental authority is required in connection with the consummation of the transactions set forth in this Agreement.

      E. Survival. The covenants, representations and warranties made by Magnitude in or in connection with this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions described herein, it being agreed and understood that each of such covenants, representations and warranties is of the essence to this Agreement and the same shall be binding upon Magnitude and inure to Investor and its successors and assigns.

      F. Complete Disclosure. Magnitude has no knowledge that any covenant, representation or warranty of Magnitude which is contained in this Agreement or in a writing furnished or to be furnished pursuant to this Agreement or in Magnitude's filings with the Securities and Exchange Commission contains or shall contain any untrue statement of a material fact, omits or shall omit to state any material fact which is required to make the statements which are contained herein or therein, not misleading.

      G. Notification of an Event. If, any event occurs or any event known to Magnitude relating to or affecting Magnitude shall occur as a result of which
(i) any provision of this Article "4" of this Agreement at that time shall include an untrue statement of a fact, or (ii) this Article "4" of this Agreement shall omit to state any fact necessary to make the statements herein, in light of the circumstances under which they were made, not misleading, Magnitude shall immediately notify Magnitude pursuant to Paragraph "C" of Article "10" of this Agreement.

      H. No Defense. It shall not be a defense to a suit for damages for any misrepresentation or breach of a covenant, representation or warranty that Investor knew or had reason to know that any covenant, representation or warranty in this Agreement contained untrue statements.

5. Investor's Representations, Warranties and Covenants. Investor represents, warrants and covenants that:

      A. Status. Investor is a limited liability company duly organized, validly existing and in good standing pursuant to the laws of the State of Florida, with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into this Agreement and to consummate the transactions set forth in this Agreement.

      B. Authority. Investor has the full right, power and legal capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of Investor, enforceable in accordance with its terms and conditions. The execution and delivery of this Agreement by Investor and the consummation by it of the transactions contemplated hereby have been duly approved and authorized by all necessary action of the Board of Directors of Investor, and no further authorization shall be necessary on the part of Investor for the performance and consummation by Investor of the transactions contemplated hereby. The execution, delivery and performance of this Agreement in accordance with its terms does not and shall not require approval, consent or authorization of any third party, including any governmental agency or authority or any political subdivision thereof.

      C. Compliance with the Law and Other Instruments. The performance of this Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of Investor or cause an acceleration under any arrangement, agreement or other instrument to which Investor is a party or by which any of its assets are bound. Investor has performed all of its obligations which are required to be performed by it pursuant to the terms of any such agreement, contract, or commitment.

      D. Accredited Investor. Investor is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"), including, but not limited to, an entity in which each of the equity owners qualifies under one or more of the following:
(1) a net worth exceeding one million ($1,000,000) dollars, either individually or jointly with his or her spouse, (2) an income exceeding two hundred thousand ($200,000) dollars in each of the two most recent years, with a reasonable expectation of reaching the same income level in the current year, or (3) a joint income with his or her spouse exceeding three hundred thousand ($300,000) dollars in each of the two most recent years, with a reasonable expectation of reaching the same joint income level in the current year.

      E. Securities. Investor acknowledges that the receipt of the Shares by Investor is for its own account, is for investment purposes only, and is not with a view to, nor for offer or sale in connection with, the distribution of the Shares. Investor understands that none of the Shares have been registered under the Act or the securities laws of any state and, therefore, cannot be sold unless they are subsequently registered under the Act and any applicable state securities laws or exemptions from registration thereunder are available. Investor further understands that only Magnitude can take action to register the Shares.

      F. Economic Risk. The Investor is able to bear the economic risk of an investment in the Shares, Warrants and Warrant Shares (the "Securities") for an indefinite period of time, including the risk of total loss of such investment, and the Investor recognizes that an investment in the Securities involves a high degree of risk. The Investor understands that the Securities have not been registered under the Act, or the securities laws of any state and, therefore, cannot be sold unless they are subsequently registered under the Act and any applicable state securities laws or exemptions from registration thereunder are available. The Investor further understands that only Magnitude can take action to register the Securities.

      G. Restrictive Legend. Investor understands that the Shares shall bear the following restrictive legend until the Shares are registered pursuant to Paragraph "A" of Article "6" of this Agreement:

            "These Shares have not been registered under the Securities Act of 1933, as Amended, having been acquired for investment purposes only and not with a view to distribute. They may not be sold or offered for in absence of an effective registration statement as to the Shares under the Securities Act of 1933, as Amended, or an opinion of counsel satisfactory to the corporation and an exemption from the Securities Act of 1933, as Amended, is available and that such registration is not required, or in the alternative that such Shares may be sold under Rule 144, as promulgated by the Securities and Exchange Commission of the United States."

      H. No Approvals. No approval of any third party including, but not limited to, any governmental authority is required in connection with the consummation of the transactions set forth in this Agreement.

      I. Survival. The covenants, representations and warranties made by Investor in or in connection with this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions described herein, it being agreed and understood that each of such covenants, representations and warranties is of the essence to this Agreement and the same shall be binding upon Investor and inure to Magnitude and its successors and assigns.

      J. Complete Disclosure. Investor has no knowledge that any covenant, representation or warranty of Investor which is contained in this Agreement or in a writing furnished or to be furnished pursuant to this Agreement contains or shall contain any untrue statement of a material fact, omits or shall omit to state any material fact which is required to make the statements which are contained herein or therein, not misleading.

      K. Notification of an Event. If, any event occurs or any event known to Investor relating to or affecting Investor shall occur as a result of which (i) any provision of this Article "5" of this Agreement at that time shall include an untrue statement of a fact, or (ii) this Article "5" of this Agreement shall omit to state any fact necessary to make the statements herein, in light of the circumstances under which they were made, not misleading, Investor shall immediately notify Magnitude pursuant to Paragraph "C" of Article "10" of this Agreement.

      L. No Defense. It shall not be a defense to a suit for damages for any misrepresentation, or breach of, a covenant, representation or warranty that Magnitude knew or had reason to know that any covenant, representation or warranty in this Agreement contained untrue statements.

      M. No Reliance. The Investor's decision to enter into this Agreement was based entirely upon its own research, and not upon any representations made to the Investor by Magnitude.

6. Registration.

      A. Magnitude shall, without cost or expense to the Investor, file for the registration of all of Investor's Shares and Warrant Shares within ninety (90) days after the date of execution of this Agreement. If Magnitude has not filed for the registration of the Investor's Shares and Warrant Shares within ninety
(90) days after the date of execution of this Agreement, Magnitude shall issue an additional forty five thousand (45,000) shares of Common Stock to the Investor for each subsequent business day until such filing is made. Once such filing is made, Magnitude shall use good faith efforts to make the registration effective. If the registration is not effective within ninety (90) days after filing, Magnitude shall issue an additional forty five thousand (45,000) shares of Common Stock to the Investor for each subsequent business day until the registration becomes effective.

Subject to filing post-effective amendments, updating its financial statement disclosures, Magnitude shall utilize its best efforts to keep the registration effective until such time as Investor has sold its Shares and Warrant Shares or the Shares and Warrant Shares are eligible to be transferred without restriction pursuant to the provisions of Rule 144(k) which was promulgated by the Securities and Exchange Commission pursuant to ss.4(1) of the Act. Magnitude agrees to provide an opinion of counsel within five (5) business days with respect to any sales of the Shares by Investor if such sale is permissible under Rule 144(k). If Magnitude fails to timely provide or approve a legal opinion pursuant to this Paragraph "A" of this Article "6" of this Agreement, Magnitude agrees to pay Investor five hundred ($500.00) dollars per day for each day that said opinion or approval is delayed. Magnitude acknowledges that it would be extremely difficult or impracticable to determine Investor's actual damages and costs resulting from the delay in providing an opinion or approval for said sale of securities and the inclusion herein of any such late charges or fees are the agreed upon liquidated damages representing a reasonable estimate of those damages and costs and do not constitute a penalty.

      B. All expenses in connection with preparing and filing any registration statement under Paragraph "A" of this Article "6" of this Agreement shall be borne in full by Magnitude; provided, however, that Investor shall pay any and all underwriting commissions and expenses and the fees and expenses of any legal counsel selected by Investor to represent it with respect to the sale of Securities.

7. Covenants of Magnitude. Magnitude covenants and agrees as follows:

      A. Magnitude shall continuously remain a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and will file with the SEC on a timely basis all reports, statements and other materials required to be filed by Magnitude to remain a reporting company under the Exchange Act.

      B. The Common Stock of Magnitude shall continuously be listed on a national securities exchange, or traded on the NASDAQ National Market, the NASDAQ Small Cap Market, or the Over the Counter Bulletin Board (the "OTCBB").

      C. Magnitude shall, at its cost, provide the appropriate opinion letters to be issued by Magnitude's counsel in compliance with the provisions of Rule 144 which was promulgated by the Securities and Exchange Commission pursuant to ss.4(1) of the Act, as amended, with respect to the transfer or sale of the securities of Magnitude owned by Investor, if such transfer or sale is permissible under Rule 144. Magnitude shall provide the appropriate opinion letters within five (5) business days of request via e-mail notification or facsimile notification by Investor. Magnitude shall also promptly provide any and all necessary information and authorization to said transfer agent so that said transfer agent may immediately honor such opinion and permit the transfer or sale of such securities.

      D. If Magnitude fails to timely provide or approve a legal opinion pursuant to Paragraph "C" of this Article "7" of this Agreement, Magnitude agrees to pay Investor five hundred ($500.00) dollars per day for each day that said opinion or approval is delayed. Magnitude acknowledges that it would be extremely difficult or impracticable to determine Investor's actual damages and costs resulting from the delay in providing an opinion or approval for said sale of securities and the inclusion herein of any such late charges or fees are the agreed upon liquidated damages representing a reasonable estimate of those damages and costs and do not constitute a penalty.

      E. Magnitude shall increase its number of authorized shares within six (6) months after the date of execution of this Agreement, so that it shall have sufficient authorized and unissued shares to issue all of the Warrant Shares.

8. Legal Fees. Magnitude shall pay to Mintz & Fraade, P.C., the Investor's counsel, all of its legal fees and expenses with respect to representing the Investor with respect to the stock purchase which is the subject of this Agreement. Mintz & Fraade, P.C. has agreed with Magnitude to accept, and Magnitude has agreed to pay to Mintz & Fraade, P.C. for its services, the following:

      (A). Magnitude shall issue a warrant to Mintz & Fraade, P.C. to acquire one hundred eighty seven thousand five hundred (187,500) shares of Common Stock of Magnitude, with such warrant having an exercise price of $.0001 per share.

      (B). Magnitude shall issue a warrant to Mintz & Fraade, P.C. to acquire ninety three thousand seven hundred fifty (93,750) shares of Common Stock of Magnitude, in the same form as the Warrants, with such warrant having an exercise price of $.05 per share.

9. Finder's Fee. Magnitude shall pay a finder's fee of twenty five thousand ($25,000) dollars to H.I.S. LLC in connection with this transaction pursuant to a separate agreement. This finder's fee may only be paid out of (A) Magnitude's proceeds from subsequent sales of its Common Stock, (B) exercise prices paid to Magnitude by holders of warrants to acquire its Common Stock and/or (C) future profits of Magnitude, and may not be paid out of any funds which Magnitude receives pursuant to this Agreement, including, but not limited to, exercise prices paid to Magnitude by the Investor for the exercise of Warrants.

10. Miscellaneous.

      A. Headings. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      B. Enforceability. If any provision which is contained in this Agreement should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any jurisdiction, such invalidity or unenforceability shall not affect any other provision of this Agreement and this Agreement shall be construed as if such invalid or unenforceable provision had not been contained herein.

      C. Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if sent by (i) mail by (a) certified mail, postage prepaid, return receipt requested and (b) first class mail, postage prepaid (ii) overnight delivery with confirmation of delivery or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

To Investor:

                                       Attn:
                                       Fax No:

With a copy to:
                                       Attn:
                                       Fax No.

To Magnitude:                          Magnitude Information Systems, Inc.
                                       401 Route 24
                                       Chester, NJ  07930
                                       Attn: Steven Gray
                                       Fax No.: (908) 879-7006

With a copy to:                        Joseph J. Tomasek, Esq.
                                       75-77 N Bridge St.
                                       Somerville, NJ 08876
                                       Fax No: (908) 429-0040
or in each case to such other address and facsimile number as shall have last been furnished by like notice. If all of the methods of notice set forth in this Paragraph "C" of this Article "10" of this Agreement are impossible for any reason, notice shall be in writing and personally delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date so sent if a copy thereof is also mailed by first class mail on the date sent by facsimile. If the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice is given; provided further, however, that any notice sent by overnight delivery shall be deemed to have been given as of the date of delivery.

      D. Governing Law; Disputes. This Agreement shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed therein, without giving effect to the principles of conflicts of law. The parties hereby consent to and irrevocably and exclusively submit to personal jurisdiction over each of them by the Courts of the State of New York in any action or proceeding, irrevocably waive trial by jury and personal service of any and all process and specifically consent that in any such action or proceeding, any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with Paragraph "C" of this Article "10" of this Agreement. In the event Investor commences legal action to enforce any of the terms of this Agreement, Magnitude shall pay all legal fees and costs incurred by Investor with respect to this Agreement.

      E. Construction. Each of the parties hereto hereby further acknowledges and agrees that (i) each has been advised by counsel during the course of negotiations; (ii) each counsel has had significant input in the development of this Agreement and (iii) this Agreement shall not, therefore, be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party whose attorney drafted this agreement.

      F. Entire Agreement. This Agreement and all documents and instruments referred to herein (i) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (ii) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither party makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure of any documentation or other information with respect to any one or more of the foregoing.

      G. Further Assurances. The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Agreement and the intents and purposes hereof.

      H. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

      I. Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other or subsequent breach.

      J. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      K. Facsimile Signatures. Any signature which is delivered via facsimile shall be deemed to be an original and have the same force and effect as if such facsimile signature were the original thereof.

      L. Modifications. This Agreement may not be changed, modified, extended, terminated or discharged orally, except by a written agreement specifically referring to this Agreement which is signed by all of the parties to this Agreement.

      M. Exhibits. All Exhibits annexed or attached to this Agreement are incorporated into this Agreement by reference thereto and constitute an integral part of this Agreement.

      N. Severability. The provisions of this Agreement shall be deemed separable. Therefore, if any part of this Agreement is rendered void, invalid or unenforceable, such rendering shall not affect the validity or enforceability of the remainder of this Agreement; provided, however, that if the part or parts which are void, invalid or unenforceable as aforesaid shall substantially impair the value of this whole Agreement to any party, that party may cancel, and terminate this Agreement by giving written notice to the other party.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                           By: _________________________
                                               Name:
                                               Title:

                                           Magnitude Information Systems, Inc.

                                           By: _______________________________
                                               Name:
                                               Title: